                                                                 Exhibit (10.1)

      THIS INSTRUMENT AND THE INDEBTEDNESS EVIDENCED HEREBY IS SUBORDINATE
                TO THE INDEBTEDNESS OF THE MAKER TO SHAWMUT BANK
               CONNECTICUT, N.A., IN THE MANNER AND TO THE EXTENT
            SET FORTH IN THAT CERTAIN SUBORDINATION AGREEMENT DATED
                       THE DATE HEREOF MADE BY THE MAKER,
                    PAYEE AND SHAWMUT BANK CONNECTICUT, N.A.


                                  EARNOUT NOTE


$ 600,000                                                 HANOVER, PENNSYLVANIA
                                                               JANUARY 23, 1995


FOR VALUE RECEIVED, DeVlieg-Bullard, Inc., a Delaware corporation (the "Maker"), promises to pay to Mideastern, Inc., a Pennsylvania corporation (the "Payee"), the principal sum of Six Hundred Thousand Dollars and No/100ths ($600,000), subject to adjustment as described below, together with interest on the outstanding principal balance from date hereof at an annual rate of eight percent (8%); provided that in no event shall the rate of interest payable in respect of the indebtedness evidenced hereby exceed the maximum rate of interest from time to time allowed to be charged by applicable law.

         Interest on the outstanding principal balance hereof shall be due and payable monthly in arrears, with the first installment payable on February 15, 1995 and subsequent installments payable on the 15th day of each succeeding month until the indebtedness evidenced hereby has been paid in full; provided, however, that no monthly installments of interest shall be payable following any January 31 in which an installment of principal is not due and payable. In such event, interest shall not be due and payable until January 31, 1998, at which time interest shall be due and payable in an aggregate amount equal to the interest Payee would have received if Payee had received monthly installments of interest during the term of this Note on the principal amount actually due and payable hereunder.

         Principal shall be due and payable in installments as follows:

         1. Two Hundred Thousand and No/100ths Dollars ($200,000) on January 31, 1996, if the earnings before interest income, interest expense, taxes and employee incentive compensation payable pursuant to employment agreements ("EBIT") directly attributable to the business presently conducted by Payee at the facility located at 301 Pleasant Street, Abbottstown, Pennsylvania or at such other location if Maker shall relocate all or any part of such business after the date hereof (the "Business") for the year ended December 31, 1995 is at least $200,000.

         2. Two Hundred Thousand and No/100ths Dollars ($200,000) on January 31, 1997, if the EBIT directly attributable to the Business for the year ended December 31,

                 1996 is at least $200,000; provided, that in the event no payment of principal was due and payable under paragraph (1) above, the principal amount due and payable pursuant to this paragraph (2) shall be Four Hundred Thousand and No/100ths Dollars ($400,000) if the aggregate EBIT directly attributable to the Business for the years ended December 31, 1995 and 1996 is at least $400,000.

         3. Two Hundred Thousand and No/100ths Dollars ($200,000) on January 31, 1998, if the EBIT directly attributable to the Business for the year ended December 31, 1997 is at least $200,000; provided, that in the event no payment of principal was due and payable under paragraphs (1) or (2) above, the principal amount due and payable pursuant to this paragraph
                 (3) shall be Six Hundred Thousand and No/100ths Dollars ($600,000) less any payment of principal paid pursuant to paragraphs (1) or (2) above if the aggregate EBIT directly attributable to the Business for the years ended December 31, 1995, 1996 and 1997 is at least $600,000.

         Amounts due under this note are payable to the Payee at 301 Pleasant Street, Abbottstown, Pennsylvania, or at such other place as Payee may designate in writing from time to time, in lawful money of the United States of America.

         Prepayments, in whole or in part, may be made at any time at the sole discretion of the Maker, without premium or penalty.

         The Maker, for itself, its successors and assigns, hereby waives demand, presentment, protest, notice of dishonor, suit and any other condition precedent to action against the undersigned for the collection thereof. This note may not be changed orally, but only by a written instrument signed by Maker and Payee.

         It is expressly understood and agreed by both Maker and Payee that if it is necessary to enforce payment of this note through an attorney or by suit, the prevailing party in such litigation shall pay reasonable attorney fees, court costs and all other reasonable costs incurred by the non-prevailing party.

         This note is non-negotiable and Payee (and any successor as consented to hereunder) may not assign its rights or delegate its duties hereunder without the prior written consent of the Maker; provided, however, that without Maker's consent, this Note may be transferred to the shareholders of Payee, provided that the assignees shall be subject to all of the terms and conditions of this Note including the limitation on assignment contained herein. Upon surrender of this Note for assignment at the office of Maker, Maker shall execute and deliver in the name of the designated assignee(s) a new Note or Notes in a principal amount or amounts equal, in the aggregate, to the unpaid principal amount of the Note surrendered. Maker may not assign its rights or delegate its duties hereunder without the prior written consent of the Payee (or any successors as consented to hereunder). Any prohibited assignment or delegation hereof shall be deemed null and void.

         This note is not a "security" as defined in the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

         This note is subject to certain rights of set-off by Maker pursuant to
Article IX of the Asset Purchase Agreement dated the date hereof among Maker and Payee and pursuant to Section 9 of the Employment Agreements between Maker and each of the shareholders of Payee.

         This note is intended as a Pennsylvania contract and is to be so construed.

         IN WITNESS WHEREOF, this note has been duly executed by the undersigned on the date set forth above.


                                      DEVLIEG-BULLARD, INC.


                                      By:  /s/ William O. Thomas
                                         -----------------------------------
                                      Title:     President
                                             -------------------------------





                                       3